Rule 424(b)(3)
Registration No. 333-132201

Amendment No. 1 dated May 6, 2008 to
Pricing Supplement dated May 1, 2008
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Fixed Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PW69

Principal Amount (in Specified Currency): $25,000,000.
TMCC may increase the Principal Amount prior to the Original Issue Date but is not required to do so.

Issue Price: 100%

Trade Date: May 1, 2008

Original Issue Date: May 6, 2008

Stated Maturity Date: October 6, 2009

Interest Rate: 2.90% per annum

Interest Payment Dates: October 6, 2008, April 6, 2009 and
			October 6, 2009

Net Proceeds to Issuer: $24,962,500

Agent's Discount or Commission: 0.15%

Agent: Toyota Financial Services Securities USA Corporation

Agent's Capacity:
	[X ] Agent
	[ ] Principal

Day Count Convention:
	[X]  30/360
	[ ]  Actual/360
	[ ]  Actual/Actual
Business Day Convention: Following, unadjusted

Redemption: Not Applicable
Redemption Dates:
Notice of Redemption:

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:




Original Issue Discount:	 No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Specified Currency: U.S. dollars
Minimum Denominations: $1,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated